UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 05, 2026

McGRATH RENTCORP

(Exact name of Registrant as Specified in Its Charter)

California	000-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road
Livermore, California		94551-7800
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 606-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

On February 5, 2026, McGrath RentCorp (the “Company”) announced that Joseph F. Hanna, President, Chief Executive Officer (“CEO”) and a member of the Board of Directors (the “Board”) of the Company, informed the Company of his intention to retire as the Company’s President and CEO, effective April 3, 2026 (the “Effective Date”). Mr. Hanna will continue to serve as a Board member following his retirement.

Appointment of New Chief Executive Officer and Director

On February 5, 2026, the Company announced the appointment of Philip B. Hawkins as its President and CEO to succeed Mr. Hanna, effective as of the Effective Date. The Company also announced that Mr. Hawkins was appointed as a Board member as of the Effective Date to fill a vacancy that resulted when the Amended and Restated Bylaws of the Company were amended by the Board to change the number of directors from six to seven (as described in Item 5.03 of this Current Report on Form 8-K).

In connection with Mr. Hawkins’ appointment as the Company’s President and CEO, his annual base salary will be $700,000 and he will be eligible to participate in the Company’s bonus plan with the target bonus being 100% of his annual base salary with 25% based on the achievement of individual priorities and 75% based on achievement of company financial metrics. In addition, Mr. Hawkins will be granted shares of Company’s common stock with an aggregate value of $2,500,000 at the time of grant, in the form of 50% in restricted stock units and 50% in performance stock units. As an existing executive officer, Mr. Hawkins will continue under the Company’s Involuntary Termination Severance Plan for Officers which addresses involuntary termination and change in control severance eligibility and payments for executive officer-level positions.

Mr. Hawkins, aged 50, currently serves as the Company’s Executive Vice President and Chief Operating Officer since his appointment in January 2025. He previously served as Senior Vice President and Division Manager, Mobile Modular from January 2022 to January 2025, overseeing Enviroplex, Inc. and Kitchens to Go by Mobile Modular. Prior to this, he successfully led Mobile Modular as Vice President and Division Manager from 2011 to 2021. He also served as Vice President and Division Manager of TRS-RenTelco from 2007 to 2011, and prior to that, he held the role of Manager, Corporate Financial Planning and Analysis from June 2004 to June 2007. Mr. Hawkins joined the Company in 2004 with the acquisition of TRS, an electronics equipment rental division of CIT Technologies Corporation, where he held the position of Senior Business Analyst for Technology Rentals and Services (TRS). He also held leadership roles at Dell Financial Services, demonstrating a strong foundation in finance and operations. Mr. Hawkins received B.S. degrees in Accounting, Finance, and Computer Information Systems from Arizona State University.

Mr. Hawkins does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Hawkins has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Hawkins that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Date, the Board approved the amendment and restatement of the Company’s bylaws (the “A&R Bylaws”). The sole modification is to amend Section 3. 2 of the A&R Bylaws to increase the fixed number of directors serving on the Board from six to seven.

The A&R Bylaws are attached hereto as Exhibit 3.1 and are hereby incorporated by reference into this Item 5.03. The foregoing summary description of the A&R Bylaws is qualified in its entirety by reference to the full text of the A&R Bylaws.

Item 9.01 Regulation FD Disclosure.

On February 5, 2026, the Company issued a press release announcing Mr. Hanna’s intended retirement and the appointment of Mr. Hawkins as the Company’s President, CEO and director. The full text of the press release is attached hereto as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is considered furnished to the Securities and Exchange Commission and is not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of McGrath RentCorp, effective April 3, 2026.
99.1	Press Release of McGrath RentCorp, dated February 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Date:	February 5, 2026	By:	/s/ Gilda Malek
Gilda Malek Senior Vice President, Chief Legal Officer and Corporate Secretary